UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 11, 2021

ARRAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39613	83-2747826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3901 Midway Place NE
Albuquerque, New Mexico 87109
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (505) 881-7567

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ARRY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Purchase Agreement
On November 10, 2021, Array Tech, Inc. (“Buyer”), a wholly-owned subsidiary of Array Technologies, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”) entered into a definitive agreement (the “Purchase Agreement”) with Amixa Capital, S.L. and Aurica Trackers, S.L., each a company duly organized under the laws of the Kingdom of Spain (together, the “Sellers”) and Mr. Javier Reclusa Etayo for the specified purposes thereunder, pursuant to which the Company agreed to acquire 100% of the share capital of Soluciones Técnicas Integrales Norland, S.L., a Spanish private limited liability company, and its subsidiaries (collectively, “STI”) (the “Transaction”).
The board of directors of the Company has approved the Purchase Agreement and the Transaction.
Pursuant to the terms of the Purchase Agreement, the consideration to be paid by the Company in the Transaction consists of €342 million (approximately $396 million) in cash (the “Cash Consideration”) and 13,894,800 shares of the Company’s common stock (the “Equity Consideration”), based on the volume-weighted average closing price of the Company’s common stock, par value $0.001 per share (“Common Stock”) for the sixty (60) trading days period immediately preceding the date of the Purchase Agreement, converted into Euros at the Agreed USD/Euro Exchange Rate (as defined in the Purchase Agreement) and subject to a collar price between $19 and $22, subject to certain purchase price adjustments to be calculated as of the closing date (with all post-effective date purchase price adjustments netted against the Cash Consideration). The Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions for cross-border transactions.
The Purchase Agreement also provides customary termination rights for both the Buyer and Sellers for a cross-border transaction.
In connection with the entry into the Purchase Agreement, the Company entered into a debt commitment letter dated November 10, 2021 pursuant to which third party financial institutions have committed, subject to the satisfaction of standard conditions, to provide the Company with a bridge loan facility in aggregate principal amount of up to $300 million. The Company currently intends to finance the transaction and related fees and expenses with cash on hand, borrowings under its senior credit facilities, proceeds from our option to require the holders of our Series A Perpetual Preferred Stock (the “Preferred Shares”) to purchase additional Preferred Shares, and through one or more debt capital markets transactions, subject to market conditions and other factors, and, only to the extent necessary, borrowings under the bridge loan facility.
In connection with the closing of the Transaction, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with certain affiliates of STI (the “Holders”) that will receive a portion of the Stock Consideration to be issued at the closing of the Transaction (the “Issuance”). Pursuant to the Registration Rights Agreement, among other things, the Company is required to file with the Securities and Exchange Commission (the “SEC”) a registration statement registering for resale the shares of the Company’s common stock received by the Holders as part of the Issuance. The Registration Rights Agreement also provides, among other things, that each Holder will agree not to sell its portion of the Stock Consideration received in the Issuance for 180 days following the closing of the Transaction (the “Lock-Up Period); provided, however, the Lock-Up (as defined below) shall expire in respect of 20% of each Holder’s Registrable Securities (as defined in the Registration Rights Agreement) if for ten consecutive trading days beginning on the date that is three months after the date of the Registration Rights Agreement and prior to the expiration of the Lock-Up Period, the closing price of the Company’s Common Stock exceeds by 20% or more the price of the Company’s Common Stock at the date of the Registration Rights Agreement (the “Lock-Up”). Additionally, certain members of STI’s management who receive Common Stock in connection with the Transaction have entered into restrictions on the sale or transfer of their shares of the Common Stock for a period of 18 months, subject to certain early release conditions. The foregoing description of the Registration Rights Agreement does not purport to be complete and are subject to, and qualified in their entirety by, the full text of the form of Registration Rights Agreement, which are exhibits to the Purchase Agreement and incorporated herein by reference.
The representations, warranties and covenants contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Purchase Agreement, (b) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (c) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (d) have been included in the Purchase

Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Company’s Proxy Statement, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC.
The foregoing description of the Purchase Agreement, the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement and the Registration Rights Agreement attached hereto as Exhibits 2.1 and 10.1, respectively, and are incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition.

    On November 11, 2021, the Company announced its financial results for the quarter ended September 30, 2021, by issuing a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. In the press release, the Company also announced that it would be holding a conference call on November 11, 2021, at 5:00 p.m. Eastern Time to discuss its financial results and provide an investor presentation. A copy of the investor presentation will be posted to our website at www.arraytechinc.com. The investor presentation and a preliminary transcript of the earnings call are attached as Exhibit 99.2 and 99.3 to this Current Report on Form 8-K, respectively.

    The information included in Item 2.02 of this Current Report on Form 8-K and the exhibits attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in any such filing.

Certain non-GAAP measures are set forth in Exhibit 99.1. A non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. The disclosure in Exhibit 99.1 allows investors to reconcile the non-GAAP measures to GAAP.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02. The Issuance will be completed in reliance upon the exemption from the registration requirements the Securities Act, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 7.01 Regulation FD Disclosures.

On November 11, 2021, the Company issued a press release announcing among other things, the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.4 to this Current Report on Form 8-K and incorporated herein by reference.
The information included in Item 7.01 of this Current Report on Form 8-K and the exhibit attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in any such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our projected future results of operations, business strategies, and industry and regulatory environment. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Our actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks and uncertainties including those described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC, each of which can be found on our website www.arraytechinc.com.

    Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Title or Description

2.1*
Purchase Agreement, dated November 10, 2021, by and among Array Technologies, Inc., a Delaware corporation, Amixa Capital, S.L. a Spanish private limited liability company and Aurica Trackers, S.L., a Spanish private limited liability company.

10.1	Form of Registration Rights Agreement.
99.1	Press Release of Array Technologies, Inc., dated November 11, 2021.
99.2	Investor Presentation of Array Technologies, Inc., dated November 11, 2021.
99.3	Preliminary Transcript of the Array Technologies, Inc. Earnings Call.
99.4	Press Release of Array Technologies, Inc., dated November 11, 2021.

* Exhibits and schedules have been omitted pursuant to Regulation S-K Item 601(a)(5) and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array Technologies, Inc.

By:	/s/ Tyson Hottinger
Name:	Tyson Hottinger
Title:	Chief Legal Officer and General Counsel
Date: November 12, 2021